As filed with the Securities and Exchange Commission on March 15, 2017
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
March 15, 2017
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OPPENHEIMER HOLDINGS INC.
(Exact name of registrant as specified in its charter)
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Commission File Number 1-12043

Delaware	98-0080034
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
85 Broad Street
New York, New York 10004
(Address of principal executive offices) (Zip Code)
(212) 668-8000
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

ITEM 8.01. Other Events.

Oppenheimer Holdings Inc. (the “Company”) announced that it will be redeeming a total of $30 million (20%) of its 8.75% Senior Secured Notes due 2018 (the “Notes”).  The Company has delivered to the holders of the Notes a notice of partial redemption, notifying such holders of the Company’s intent to redeem on April 15, 2017 (the “Redemption Date”) $30 million aggregate principal amount of the outstanding Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the Redemption Date.  Upon completion of the redemption, $120 million aggregate principal amount of the Notes will remain outstanding.  The redemption of the Notes will reduce the Company’s interest costs by $2.6 million annually.  The Company will use the net cash proceeds from the asset sales of its commercial mortgage banking business to finance the redemption of the Notes to be redeemed.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits.

(d)Exhibits:

The following exhibit is furnished (not filed) with this Current Report on Form 8-K:

99.1 Oppenheimer Holdings Inc.'s Press Release dated March 15, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: March 15, 2017 By: /s/ Dennis McNamara --------------------------------- Dennis McNamara Secretary (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit
Number         Description

99.1        Oppenheimer Holdings Inc.'s Press Release dated March 15, 2017

Exhibit 99.1

Oppenheimer Holdings Inc. Announces Call of
$30 million of 8.75% Senior Secured Notes Due 2018

New York, March 15, 2017 – Oppenheimer Holdings Inc. (the “Company”) announced that it will be redeeming a total of $30 million (20%) of its 8.75% Senior Secured Notes due 2018 (the “Notes”).  The Company has delivered to the holders of the Notes a notice of partial redemption, notifying such holders of the Company’s intent to redeem on April 15, 2017 (the “Redemption Date”) $30 million aggregate principal amount of the outstanding Notes at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to the Redemption Date.  Upon completion of the redemption, $120 million aggregate principal amount of the Notes will remain outstanding.  The redemption of the Notes will reduce the Company’s interest costs by $2.6 million annually.  The Company will use the net cash proceeds from the asset sales of its commercial mortgage banking business to finance the redemption of the Notes to be redeemed.
In connection with the announced redemption, Albert G. Lowenthal, Chairman and CEO, commented “We are pleased to be able to reduce the principal amount of this high cost debt by 20% which will, of course, also reduce the Company’s leverage on its balance sheet.”

Company Information

Oppenheimer Holdings Inc., through its operating subsidiaries, is a leading middle market investment bank and full service broker-dealer that provides a wide range of financial services including retail securities brokerage, institutional sales and trading, investment banking (both corporate and public finance), research, market-making, trust, and investment management. With roots tracing back to 1881, the firm is headquartered in New York and has 93 offices in 25 states and 5 foreign jurisdictions.

Forward-Looking Statements

This press release includes certain “forward-looking statements” relating to anticipated future performance. For a discussion of the factors that could cause future performance to be different than anticipated, reference is made to Factors Affecting "Forward-Looking Statements" and Part 1A - Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.